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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 67                                   Trade Date: 05/12/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/15/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 13, 2003




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
  CUSIP
    or
Common Code     Principal Amount    Interest Rate    Maturity Date   Price to Public
-----------     ----------------    -------------    -------------   ---------------

 91131UFR0       $4,871,000.00         4.50%           11/15/15           100%



Interest Payment
   Frequency                                                       Dates and terms of redemption
  (begin date)     Survivor's Option    Subject to Redemption     (including the redemption price)
----------------   -----------------    -----------------------   --------------------------------

    11/15/03              Yes                  Yes                         100% 05/15/04
 semi-annually                                                        semi-annually thereafter



                     Discounts and
Proceeds to UPS       Commissions     Reallowance           Dealer           Other Terms
---------------      --------------   -----------     ------------------     -----------

 $4,806,459.25        $64,540.75         $3.00        ABN AMRO Financial
                                                        Services, Inc.
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